BIOGEN, INC.


                 VOLUNTARY BOARD OF DIRECTORS SAVINGS PLAN

                             TABLE OF CONTENTS


    Page

ARTICLE 1 INTRODUCTION . . . . . . . . . . . . . . . . . . . . . .
. . .  1
     1.1  Purpose and Effective Date . . . . . . . . . . . . . . .
. . .  1

ARTICLE 2 DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . .
. . .  1
     2.1  Biogen . . . . . . . . . . . . . . . . . . . . . . . . .
. . .  1
     2.2  Board. . . . . . . . . . . . . . . . . . . . . . . . . .
. . .  1
     2.3  Committee. . . . . . . . . . . . . . . . . . . . . . . .
. . .  1
     2.4  Director . . . . . . . . . . . . . . . . . . . . . . . .
. . .  1
     2.5  Fees . . . . . . . . . . . . . . . . . . . . . . . . . .
. . .  1
     2.6  Participant. . . . . . . . . . . . . . . . . . . . . . .
. . .  1
     2.7  Plan . . . . . . . . . . . . . . . . . . . . . . . . . .
. . .  1
     2.8  Retainer . . . . . . . . . . . . . . . . . . . . . . . .
. . .  1
     2.9  Savings Plan . . . . . . . . . . . . . . . . . . . . . .
. . .  1
     2.10 Plan Year. . . . . . . . . . . . . . . . . . . . . . . .
. . .  1

ARTICLE 3 PARTICIPATION. . . . . . . . . . . . . . . . . . . . . .
. . .  1
     3.1  Eligibility and Participation. . . . . . . . . . . . . .
. . .  1
     3.2  End of Participation . . . . . . . . . . . . . . . . . .
. . .  2

ARTICLE 4 SAVINGS DEPOSITS BY PARTICIPANTS; EMPLOYER CREDITS . . .
. . .  2
     4.1  Savings Deposits.. . . . . . . . . . . . . . . . . . . .
. . .  2

ARTICLE 5 PARTICIPANTS' ACCOUNTS . . . . . . . . . . . . . . . . .
. . .  3
     5.1  Participant Accounts . . . . . . . . . . . . . . . . . .
. . .  3
     5.2  Vesting. . . . . . . . . . . . . . . . . . . . . . . . .
. . .  3

ARTICLE 6 DISTRIBUTIONS TO PARTICIPANT . . . . . . . . . . . . . .
. . .  3
     6.1  Distributions for Financial Hardship . . . . . . . . . .
. . .  3
     6.2  Distribution Upon Death of a Participant . . . . . . . .
. . .  4
     6.3  Other Distributions. . . . . . . . . . . . . . . . . . .
. . .  4
     6.4  Installment Distributions in Certain Cases . . . . . . .
. . .  4

ARTICLE 7 MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . .
. . .  5
     7.1  Amendment or Termination of Plan . . . . . . . . . . . .
. . .  5
     7.2  Benefits Not Currently Funded. . . . . . . . . . . . . .
. . .  5
     7.3  No Assignment. . . . . . . . . . . . . . . . . . . . . .
. . .  5
     7.4  Responsibilities and Authority of Committee. . . . . . .
. . .  5
     7.5  Limitation on Rights Created by Plan . . . . . . . . . .
. . .  6
     7.6  Tax Withholding. . . . . . . . . . . . . . . . . . . . .
. . .  6
     7.7  Text Controls. . . . . . . . . . . . . . . . . . . . . .
. . .  6
     7.8  Applicable State Law . . . . . . . . . . . . . . . . . .
. . .  6

                                 ARTICLE 1
                               INTRODUCTION

 1.1 Purpose and Effective Date. The purpose of this plan is to provide members of the Board of Directors of Biogen with a tax-deferred savings opportunity. This plan allows participants to defer all or a portion of their directors' fees and retainer by so electing before such fees and retainer have been earned. The effective date of this plan is October 1, 1994.


                                 ARTICLE 2
                                DEFINITIONS

 This section contains definitions of terms used in the plan.
Where the context so requires, the masculine includes the feminine, the singular includes the plural, and the plural includes the singular.

 2.1 Biogen means Biogen, Inc., a Massachusetts corporation, or any successor to all or the major portion of its assets or business which assumes the obligations of Biogen, Inc. under this plan.

 2.2 Board means the Board of Directors of Biogen.

 2.3 Committee means the Savings Plan Committee constituted under the Savings Plan.

 2.4 Director means an individual serving as a director of Biogen in accordance with its articles and by-laws.

 2.5 Fees means the amounts payable to a director as compensation for his or her attendance at a meeting of the Board or a committee of the Board.

 2.6 Participant means a director who has made a savings deposit hereunder.

 2.7 Plan means the Biogen, Inc. Voluntary Board of Directors
Savings Plan, as set forth in this plan
instrument, and as it may be amended from time to time.

 2.8 Retainer means the amount payable to a director as an annual retainer for service in such capacity, as in effect from time to time.

 2.9 Savings Plan means the Biogen Savings Plan, as amended from time to time. Any term defined in the Savings Plan will have the same meaning when used in this plan unless otherwise defined herein.

 2.10 Plan Year means the period commencing October 1, 1994 and ending December 31, 1994, and the 12-month periods commencing on January 1, 1995 and on each subsequent January 1 while the plan remains in effect.

                                 ARTICLE 3
                               PARTICIPATION

 3.1 Eligibility and Participation. Each director will be eligible to be a participant in this plan as long as
he is a director.   However, a director who is also an employee of
Biogen (or a subsidiary) will not be eligible
to participate in this plan unless he receives fees and/or retainer separate and apart from his compensation as an employee, and in such event he will be eligible to participate in this plan only with respect to such fees and
retainer.   A director will become a participant hereunder when he
makes a savings deposit to this plan.
Participation in this plan is voluntary and no director will be required to participate.

 3.2 End of Participation. A participant's participation in this plan will end upon the termination of his service as a director of Biogen because of death, retirement, resignation, failure of reelection, or any other reason.

     Upon the termination of a participant's participation in this plan in accordance with this section, the participant may make no further savings deposits hereunder.
However, the participant will be entitled to receive any amounts in his accounts in accordance with this plan.


                                 ARTICLE 4
            SAVINGS DEPOSITS BY PARTICIPANTS; EMPLOYER CREDITS

 4.1 Savings Deposits.

     (a) Savings Deposits. Each director may make savings deposits to the plan from his fees and retainer in any whole percentage of such fees and/or such retainer, from a minimum of 1% to a maximum of 100%, by agreeing to reduce his fees and/or retainer by such amount in accordance with this plan.

     All amounts by which a participant reduces his fees and/or retainer hereunder are referred to herein as the participant's savings deposits.

     (b) Sign-Up Procedure for Savings Deposits. A director who wishes to make savings deposits must complete an enrollment form specifying the amount of his savings deposits (with separate percentages for his fees and retainer if desired), agreeing to reduce his fees and/or retainer by the amount(s) desired, and providing such other information as the committee may require. A participant's enrollment form electing savings deposits for any plan year must be filed with the committee at least two weeks before the start of such plan year. A participant may change the amount of his savings deposits by filing a new enrollment form at least two weeks before the start of any subsequent plan year, and the change will become effective as of the first day of such subsequent plan year. After a plan year has begun, a participant may not change the amount of savings deposits
(if any) he had elected for such plan year. However, if a participant has an unforeseeable financial hardship (as defined in Section 6.1) during a year, the participant may cancel his savings deposits election for the balance of that year.



                                 ARTICLE 5
                          PARTICIPANTS' ACCOUNTS

 5.1 Participant Accounts.

     (a) Savings Deposits Accounts. Savings deposits by a participant from his fees or retainer hereunder will be credited to an account in the name of such participant.
Such account will be called his savings deposits account.

     (b) Participant's Account Value. A participant's account will be credited with deemed investment results as if his savings deposits were invested in one or more designated mutual funds and all dividends and distributions on shares of a particular mutual fund were reinvested in shares of such fund. The mutual funds available for this purpose will be those from time to time available as investment options under the Savings Plan
(other than the Biogen stock fund).

     Each participant will indicate with his initial enrollment form the mutual fund or funds (and the proportion in each fund when the participant designates more than one) he wishes to designate for this purpose.
Thereafter, a participant may change his designation either with respect to the deemed investment of future savings deposits or the deemed transfer of amounts from a previously designated mutual fund to another fund;
such a change must be filed with the committee at least two weeks before the start of a plan year and will be effective starting with the first day of such year. Such designation will remain in effect until subsequently changed by the participant in accordance with this paragraph.

     Deemed investment results under this subsection will be credited to a participant's account effective as of the last day in each calendar quarter.

     The value of a participant's account at any point in time will be his savings deposits, increased or decreased by deemed investment results as provided in this subsection (b) through the end of the most recently completed calendar quarter, and reduced by any distributions from the participant's account.

     (c) Bookkeeping Accounts. Participants' accounts will be maintained on Biogen's books for bookkeeping purposes only; such accounts will not represent any interest in any trust or in any segregated asset.

 5.2 Vesting.    A participant will have a fully vested interest in
his savings deposits account at all times.


                                 ARTICLE 6
                       DISTRIBUTIONS TO PARTICIPANT

 6.1 Distributions for Financial Hardship. If a participant has a serious financial hardship, he may apply to the committee for a distribution from the plan prior to his retirement or other termination of service as a director. If such application for a hardship distribution is approved by the committee, the distribution will be made as soon as possible after the later of the date specified in the participant's application or the date of approval by the committee. The amount of the distribution will be the amount needed to alleviate the participant's financial hardship, as determined by the committee, up to a maximum of the participant's account balance. Such a distribution will be made from the participant's account in a single lump-sum payment.

     Financial hardship will be limited to the following: bankruptcy or impending bankruptcy, unexpected and unreimbursed major expenses resulting from illness to person or accident to person or property, and to other types of unforeseeable and unreimbursed expenses of a major nature that normally would not be budgetable. Financial hardship shall not include foreseeable expenses such as down payments on a home or purchase of an auto or college or other educational expenses.

 6.2 Distribution Upon Death of a Participant.

     (a) In general. If a participant dies before his entire account balance has been distributed, his beneficiary will receive the amount in the participant's account. Distribution will be made in a single sum payment as soon as practicable after the end of the calendar quarter in which the committee receives such evidence of the participant's death and of the right of any beneficiary to receive payment as it deems necessary.

     (b) Beneficiary. A participant may designate one or more beneficiaries to receive a distribution payable under subsection (a) above and may revoke or change such a designation at any time. If the participant names two or more beneficiaries, distribution to them will be in such proportions as the participant designates or, if the participant does not so designate, in equal shares. Any designation of beneficiary will be in writing on such form as the committee may prescribe or deem acceptable, and will be effective upon filing with the committee.

     Any portion of a distribution payable upon the death of a participant that is not disposed of by a designation of beneficiary under the preceding paragraph, for any reason whatsoever, will be paid to the participant's spouse if living at his death, otherwise equally to the participant's natural and adopted children (and the issue of a deceased child by right of representation), otherwise to the participant's estate.

     The committee may direct payment in accordance with a prior designation of beneficiary (and will be fully protected in so doing) if such direction (i) is given before a later designation is received, or (ii) is due to the committee's inability to verify the authenticity of a later designation. Such a distribution will discharge all liability therefor under the plan.

 6.3 Other Distributions. Except in the case of the participant's death (in which case distribution is made in accordance with Section 6.3), distribution of a participant's account will be made following the latest of the participant's termination of service as a director, the participant's termination of employment (if the participant is an employee of Biogen or a subsidiary in addition to being a director) or the participant's 55th birthday.
Distribution will be made in a single sum payment as soon as practicable after the end of the calendar quarter in which the event causing distribution occurs.

 6.4 Installment Distributions in Certain Cases. Notwithstanding the provisions of Sections 6.2 and 6.3, a participant may, at the time of filing his original enrollment form under Section 4.1(b), designate that the amount payable to him (or to his beneficiary in the event of his death) hereunder will be paid in either 3, 5 or 10 annual installment payments, as specified by the participant. In addition, with the consent of the committee, a participant may subsequently change the form of payment to his beneficiary (but not the form of payment to himself under Section 6.3) by filing a written instrument with the committee designating the new form of payment to the beneficiary. Where this section is applicable, the first annual installment payment will be paid on the date specified in Section 6.2 or 6.3 (whichever is applicable) and subsequent annual installments will be paid on succeeding anniversaries of the first payment date. The amount of each annual installment payment will be determined by multiplying the amount in the participant's account by a fraction whose numerator is one and whose denominator is the number of remaining annual installment payments.

                                 ARTICLE 7
                               MISCELLANEOUS

 7.1 Amendment or Termination of Plan. Biogen, by action of the Board (or such committee thereof or officer or officers of Biogen to whom the Board has delegated this authority), at any time and from time to time, may amend or modify any or all of the provisions of this plan or may terminate this plan without the consent of any participant (or beneficiary or other person claiming through a participant). No termination or amendment of the plan may reduce the amount credited to the account of any participant under the plan
(including a participant whose service as a director terminated before such plan termination or amendment).
However, Biogen may change the deemed investment options under
Section 5.1(c), and Biogen may upon
termination of this plan pay participants' account balances to the participants regardless of whether such participants have terminated service as a director and may pay such amounts in single sum payments regardless of whether participants have elected installment distributions under Section 6.4.

 7.2 Benefits Not Currently Funded.

     (a) Nothing in this plan will be construed to create a trust or to obligate Biogen to segregate a fund, purchase an insurance contract or other investment, or in any other way currently to fund the future payment of any benefits hereunder, nor will anything herein be construed to give any participant or any other person rights to any specific assets of Biogen or any other entity. However, in order to make provision for its obligations hereunder, Biogen may in its discretion purchase an insurance contract or other investment; any such contract or investment will be a general asset belonging to Biogen, and no participant or beneficiary will have any rights to any such asset. The rights of a participant or beneficiary hereunder will be solely those of a general, unsecured creditor of Biogen.

     (b) Notwithstanding subsection (a) above, Biogen in its sole discretion may establish a grantor trust of which it is treated as the owner under Code Section 671 to provide for the payment of benefits hereunder, subject to such terms and conditions as Biogen may deem necessary or advisable to ensure that benefits are not includable, by reason of the trust, in the taxable income of trust beneficiaries before actual distribution and that the existence of the trust does not cause the plan or any other arrangement to be considered funded for purposes of Title I of ERISA.

 7.3 No Assignment. No participant or beneficiary will have any power or right to transfer, assign, anticipate or otherwise encumber any benefit or amount payable under this plan, nor shall any such benefit or amount payable be subject to seizure or attachment by any creditor of a participant or a beneficiary, or to any other legal, equitable or other process, or be liable for, or subject to, the debts, liabilities or other obligations of a participant or beneficiary except as otherwise required by law.

 7.4 Responsibilities and Authority of Committee. The committee will control and manage the operation and administration of the plan except to the extent that such responsibilities are specifically assigned hereunder to Biogen or the Board.

     The committee will have all powers and authority necessary or appropriate to carry out its responsibilities for the operation and administration of the plan. It will interpret and apply all plan provisions and may correct any defect, supply any omission or reconcile any inconsistency or ambiguity in such manner as it deems advisable. It will make all final determinations concerning eligibility, benefits and rights hereunder, and all other matters concerning plan administration and interpretation. All determinations and actions of the committee will be conclusive and binding upon all persons, except as otherwise provided herein or by law, and except that the committee may revoke or modify a determination or action previously made in error. Any action or inaction by the committee will be reviewable (by a court or otherwise) only for an abuse of discretion.

     Biogen will be the "plan administrator" and the "named fiduciary" for purposes of the Employee
Retirement Income Security Act of 1974, as amended.

 7.5 Limitation on Rights Created by Plan. Nothing appearing in the plan will be construed (a) to give any person any benefit, right or interest except as expressly provided herein, or (b) to create a contract of employment or to give any director the right to continue in such capacity or to affect or modify the terms of his service as a director in any way.

 7.6 Tax Withholding. Any payment hereunder to a participant or beneficiary will be subject to withholding of income and other taxes to the extent required by law.

 7.7 Text Controls. Headings and titles are for convenience only, and the text will control in all matters.

 7.8 Applicable State Law. To the extent that state law applies, the provisions of the plan will be construed, enforced and administered according to the laws of the Commonwealth of Massachusetts.


                                BIOGEN, INC.



                                By:





455455.1
9/20/94